FOR IMMEDIATE RELEASE
July 21, 1999

FOR MORE INFORMATION
Tim Klein (404-249-4135)
Jeff Battcher (404-713-0274)


                BellSouth EPS Grows More Than 24% in 2nd Quarter
      Customer gains fuel growth in data/Internet, wireless, international;
              Convenience features rack up $466 million in revenue

     ATLANTA - BellSouth Corporation (NYSE: BLS) reported second quarter earnings per share (EPS) of 51 cents, a 24.4 percent increase compared to 41 cents in the second quarter of 1998. EPS in the most recent quarter included a 5-cent benefit from a change in accounting for internal-use software. With customer gains fueling higher volumes in its three major growth areas - data/Internet, domestic wireless and international wireless -- consolidated revenues grew 8.5 percent to $6.1 billion.

     "We continue to move swiftly and execute decisively in the fastest-growing areas of the exploding telecommunications marketplace - data, Internet, wireless and international," said Duane Ackerman, BellSouth chairman and chief executive officer. "BellSouth's earnings are growing because we're marketing the total communications solutions our customers need."

     BellSouth's digital and data services revenues increased to $615 million in the second quarter of 1999. This is a 32.3 percent increase compared to $465 million in the same three months a year earlier. Growth was driven by access
line  equivalents,   which  include  traditional   switched  lines  as  well  as
high-capacity circuits for super-fast digital and data services such as PathLink(r), BellSouth's primary rate ISDN product. BellSouth.net(r) Internet service surpassed 565,000 customers -- an annual growth rate of 125 percent. BellSouth Interactive PagingSM service also contributed to the growth in data revenues.

     Domestic wireless revenues of $796 million grew 18.5 percent on a consolidated basis, compared to $672 million in the second quarter of the previous year. Boosted by the popularity of BellSouth's attractive pricing plans, the number of U.S. wireless customers grew 17.8 percent, reaching 5.2 million on a proportionate basis at June 30, 1999. Customers using digital technology now account for more than half the minutes on BellSouth's wireless network.

     BellSouth's rapidly growing international operations generated proportionate revenues of $709 million in the second quarter, compared to $451 million in the same three months of 1998. This 57 percent increase was driven by continued high growth in Latin America. BellSouth's operations in Argentina passed the million-customer milestone during the second quarter. In Venezuela, customer growth in the past year has exceeded 127 percent, including the effect of BellSouth's increased ownership percentage. BellSouth's international wireless customer base, on a proportionate basis, grew by a total of 2.2 million compared to the year earlier, or 93 percent, and now stands at 4.5 million.

     Sales of BellSouth's popular Complete Choice(r) Plans, which package basic local residential service with the customer's own unlimited menu selection of more than 20 convenience features, passed the four million milestone in the second quarter. In addition, continued growth in sales of individual convenience features such as Call Return, Three-way Calling and MemoryCall(r) service voice messaging again boosted BellSouth's performance. Revenues from all convenience features were $466 million in the second quarter of 1999, up 19.5 percent from the same three months of 1998. Four out of 10 residential customers now use Caller ID or Caller ID Deluxe, which together are growing 23 percent per year in the consumer marketplace.

     Total operating expenses of $4.5 billion, a 6.4-percent increase compared to the second quarter of 1998, reflected the growth in volumes and customers, as well as BellSouth's previously announced plans to accelerate spending on data initiatives and marketing. Including $95 million related to the change in software accounting, net income in the second quarter of 1999 was $980 million, compared to $818 million in the second quarter of 1998.

     BellSouth is a $24 billion communications services company. It provides telecommunications, wireless communications, cable and digital TV, advertising and publishing, and Internet and data services to more than 35 million customers in 19 countries worldwide.

NOTE: For more information about BellSouth Corporation, visit the BellSouth Web page at http://www.bellsouth.com/

BellSouth Corporation
Consolidated Statements of Income (unaudited)
(amounts in millions, except per share data)
                                         Quarter Ended
                                       6/30/99   6/30/98  % Change

Operating Revenues
 Wireline communications
  Local service                      $2,712    $2,502      8.4%
  Network access                      1,187     1,160      2.3%
  Long distance                         153       177    (13.6%)
  Other wireline                        255       249      2.4%
     Total wireline
      communications                  4,307     4,088      5.4%
 Domestic wireless                      796       672     18.5%
 International operations               565       484     16.7%
 Advertising and publishing             407       394      3.3%
 Other                                   73        26       N/M
   Total Operating Revenues           6,148     5,664      8.5%

Operating Expenses
 Operational and support expenses     3,359     3,156      6.4%
 Depreciation and amortization        1,143     1,074      6.4%
  Total Operating Expenses            4,502     4,230      6.4%
Operating Income                      1,646     1,434     14.8%
Interest Expense                        245       203     20.7%
Other Income (Expense), net             172       118       N/M
Income Before Income Taxes            1,573     1,349     16.6%
Provision for Income Taxes              593       531     11.7%
       Net Income                      $980      $818     19.8%

Weighted Average Common Shares Outstanding:
   Basic                              1,891     1,978     (4.4%)
   Diluted                            1,909     1,990     (4.1%)
Earnings Per Share:
   Basic                              $0.52     $0.41     26.8%
   Diluted                            $0.51     $0.41     24.4%


                                            Six Months Ended
                                       6/30/99   6/30/98  % Change

Operating Revenues
 Wireline communications
  Local service                      $5,366    $4,916      9.2%
  Network access                      2,378     2,311      2.9%
  Long distance                         303       352    (13.9%)
  Other wireline                        535       485     10.3%
     Total wireline
      communications                  8,582     8,064      6.4%
 Domestic wireless                    1,540     1,316     17.0%
 International operations             1,126       936     20.3%
 Advertising and publishing             750       730      2.7%
 Other                                  123        44       N/M
   Total Operating Revenues          12,121    11,090      9.3%

Operating Expenses
 Operational and support expenses     6,612     6,085      8.7%
 Depreciation and amortization        2,256     2,117      6.6%
  Total Operating Expenses            8,868     8,202      8.1%
Operating Income                      3,253     2,888     12.6%
Interest Expense                        471       393     19.8%
Other Income (Expense), net             (35)      301       N/M
Income Before Income Taxes            2,747     2,796     (1.8%)
Provision for Income Taxes            1,152     1,086      6.1%
       Net Income                    $1,595    $1,710     (6.7%)

Weighted Average Common Shares
 Outstanding:
   Basic                              1,912     1,980     (3.4%)
   Diluted                            1,930     1,992     (3.1%)
Earnings Per Share:
   Basic                              $0.83     $0.86     (3.5%)
   Diluted                            $0.83     $0.86     (3.5%)


Selected Financial and Operating Data

                                 Quarter Ended
                              6/30/99   6/30/98  % Change

EBITDA                         $2,789    $2,508     11.2%
EBITDA margin                   45.4%     44.3%   +110bps
Return on average equity
 (annualized)                   27.9%     20.2%   +770bps
Return on average total
 capital (annualized)           16.6%     14.0%   +260bps
Dividends per share             $0.19     $0.18      5.6%
Capital expenditures           $1,498    $1,254     19.5%


                              Six Months Ended
                              6/30/99   6/30/98  % Change

EBITDA                         $5,509    $5,005     10.1%
EBITDA margin                   45.5%     45.1%    +40bps
Return on average equity
  (annualized)                  21.8%     21.6%    +20bps
Return on average total
  capital (annualized)          13.9%     14.7%    -80bps
Dividends per share             $0.38     $0.36      5.6%
Capital expenditures           $2,885    $2,480     16.3%

                                      As of
                               6/30/99   6/30/98  % Change

Common shares outstanding        1,885     1,971     (4.4%)
Book value per share             $7.40     $8.04     (8.0%)
Debt ratio                       53.5%     42.2%  +1130bps
Total employees                 94,998    86,188     10.2%

BellSouth Corporation
Normalized Earnings Summary  (unaudited)
($ in millions, except per share data)

                                           Quarter Ended
                                         6/30/99   6/30/98  % Change


Reported Net Income                         $980      $818     19.8%
   Foreign currency loss(a)                    -         -         -
   Gain on sale of ITT World
    Directories(b)                             -         -         -
Normalized Net Income                       $980      $818     19.8%



Reported Diluted Earnings Per Share        $0.51     $0.41     24.4%
   Foreign currency loss(a)                    -         -         -
   Gain on sale of ITT World
    Directories(b)                             -         -         -
Normalized Diluted Earnings Per Share(c)   $0.51     $0.41     24.4%


Normalized return on average equity
 (annualized)                              27.9%     20.2%   +770bps
Normalized return on average total
 capital (annualized)                      16.6%     14.0%   +260bps


                                             Six Months Ended
                                         6/30/99   6/30/98  % Change


Reported Net Income                       $1,595    $1,710     (6.7%)
   Foreign currency loss(a)                  280         -       N/M
   Gain on sale of ITT World
    Directories(b)                             -       (96)      N/M
Normalized Net Income                     $1,875    $1,614     16.2%



Reported Diluted Earnings Per Share        $0.83     $0.86     (3.5%)
   Foreign currency loss(a)                 0.15         -       N/M
   Gain on sale of ITT World
    Directories(b)                             -     (0.05)      N/M
Normalized Diluted Earnings Per Share(c)   $0.97     $0.81     19.8%


Normalized return on average equity
 (annualized)                              25.6%     20.4%   +520bps
Normalized return on average total
 capital (annualized)                      15.9%     14.0%   +190bps




(a)Represents our share of foreign currency losses recorded during first quarter 1999 as a result of the devaluation of the Brazilian Real during January 1999.

(b)Represents the after-tax gain associated with additional proceeds received in first quarter 1998 on the July 1997 sale of ITT World
Directories, included in Other Income (Expense), net.

(c)1999 year-to-date normalized diluted earnings per share do not sum due to rounding.


Software Capitalization


The new accounting rules on capitalization of internal software costs were adopted in first quarter 1999. The following table adjusts our 1999 normalized operating results for the impact of adoption:


                                          Quarter Ended
                                       6/30/99    6/30/98   % Change

Operational and support expenses          $3,527    $3,156     11.8%
Depreciation and amortization             $1,127    $1,074      4.9%

Adjusted:
  Net Income                                $885      $818      8.2%
  Earnings Per Share                        $.46      $.41     12.2%

                                             Six Months Ended
                                       6/30/99    6/30/98   % Change

Operational and support expenses          $6,894    $6,085     13.3%
Depreciation and amortization             $2,234    $2,117      5.5%

Adjusted:
  Net Income                              $1,715    $1,614      6.3%
  Earnings Per Share                        $.89      $.81      9.9%

BellSouth Corporation
Consolidated Balance Sheets (unaudited)
(amounts in millions, except per share data)


                                               June 30,  December 31,
                                                 1999          1998
Assets
Current Assets:
    Cash and cash equivalents                     $573        $3,003
    Temporary cash investments                     345           184
    Accounts receivable-net of
     allowance for uncollectibles
     of $284 and $251                            4,583         4,629
    Material and supplies                          476           431
    Other current assets                           497           459
      Total Current Assets                       6,474         8,706

Investments and Advances                         6,267         2,861

Property, Plant and Equipment                   59,925        57,974
    Less: accumulated depreciation              35,609        34,034
      Property, Plant and Equipment, net        24,316        23,940

Deferred Charges and Other Assets                1,176         1,028
Intangible Assets, net                           3,283         2,875
Total Assets                                   $41,516       $39,410


Liabilties and Shareholders' Equity
Current Liabilities:
    Debt maturing within one year               $7,693        $3,454
    Accounts payable                             2,030         2,219
    Other current liabilities                    3,916         3,477
      Total Current Liabilities                 13,639         9,150

Long-Term Debt                                   8,391         8,715

Noncurrent Liabilities
    Deferred income taxes                        2,662         2,512
    Unamortized investment tax credits             147           167
    Other noncurrent liabilities                 2,723         2,756
      Total Noncurrent Liabilities               5,532         5,435

Shareholders' Equity:
    Common stock, $1 par value                   2,020         2,020
    Paid-in capital                              6,766         6,766
    Retained earnings                           10,339         9,479
    Accumulated other comprehensive income        (178)          (64)
    Shares held in trust and treasury           (4,687)       (1,752)
    Guarantee of ESOP debt                        (306)         (339)
      Total Shareholders' Equity                13,954        16,110
Total Liabilities and Shareholders' Equity     $41,516       $39,410

BellSouth Corporation
Consolidated Statements of Income ($ in millions) (unaudited)

Wireline Communications

                                         Quarter Ended
                                      6/30/99     6/30/98   % Change

Operating Revenues
   Local service                       $2,712      $2,502       8.4%
   Network access                       1,187       1,160       2.3%
   Long distance                          153         177     (13.6%)
   Other wireline                         374         297      25.9%
     Total Operating Revenues           4,426       4,136       7.0%
Operating Expenses
   Operational and support expenses     2,186       2,121       3.1%
   Depreciation and amortization          850         836       1.7%
     Total Operating Expenses           3,036       2,957       2.7%
Operating Income                        1,390       1,179      17.9%
Interest Expense                          133         144      (7.6%)
Other Income, net                           -           2        N/M
Income Before Income Taxes              1,257       1,037      21.2%
Provision for Income Taxes                476         393      21.1%
       Segment Net Income(1)             $781        $644      21.3%


                                            Six Months Ended
                                        6/30/99   6/30/98   % Change

Operating Revenues
   Local service                         $5,366    $4,916       9.2%
   Network access                         2,378     2,311       2.9%
   Long distance                            303       352     (13.9%)
   Other wireline                           702       577      21.7%
     Total Operating Revenues             8,749     8,156       7.3%
Operating Expenses
   Operational and support expenses       4,263     4,092       4.2%
   Depreciation and amortization          1,683     1,662       1.3%
     Total Operating Expenses             5,946     5,754       3.3%
Operating Income                          2,803     2,402      16.7%
Interest Expense                            268       277      (3.2%)
Other Income, net                             1         4        N/M
Income Before Income Taxes                2,536     2,129      19.1%
Provision for Income Taxes                  954       802      19.0%
       Segment Net Income(1)             $1,582    $1,327      19.2%


Selected Financial and Operating Data

                                         Quarter Ended
                                      6/30/99   6/30/98   % Change
(amounts in millions)
EBITDA                                 $2,240    $2,015      11.2%
EBITDA margin                           50.6%     48.7%    +190bps
Convenience feature revenues             $466      $390      19.5%
Access minutes of use                  27,627    26,240       5.3%
Long distance messages                    168       201     (16.4%)
Capital expenditures                   $1,166      $880      32.5%

                                            Six Months Ended
                                      6/30/99   6/30/98   % Change
(amounts in millions)
EBITDA                                 $4,486    $4,064      10.4%
EBITDA margin                           51.3%     49.8%    +150bps
Convenience feature revenues             $900      $747      20.5%
Access minutes of use                  54,452    51,322       6.1%
Long distance messages                    345       402     (14.2%)
Capital expenditures                   $2,255    $1,723      30.9%


                                             As of
                                      6/30/99     6/30/98 % Change

Debt ratio                              48.5%       48.6%     -10bps
Equivalent access lines in
 service (thousands):
   Switched access lines               24,370      23,660       3.0%
   Access line equivalents             16,925      12,346      37.1%
Total equivalent access
 lines in service                      41,295      36,006      14.7%
Telephone employees                    64,727      59,700       8.4%
Telephone employees per
 10,000 switched access lines            26.6        25.2       5.6%

BellSouth Corporation
Supplemental Operating Data  (in thousands)

Wireline Communications - Network Access Lines In Service(a)

                                             As of
                                      6/30/99    6/30/98 % Change


Switched access lines
   Residence                           16,782     16,182       3.7%
   Business                             7,316      7,204       1.6%
   Other                                  272        274      (0.7%)
       Total switched access
        lines in service               24,370     23,660       3.0%
Access line equivalents(b)(c)
   Selected digital data
    services:
     Basic rate ISDN                      202        157      28.7%
     Primary rate ISDN                    714        401      78.1%
     DS0                                  489        421      16.2%
     DS1                                3,901      3,030      28.7%
     DS3 & higher                      11,619      8,337      39.4%
       Total digital data lines
        in service                     16,925     12,346      37.1%

Total equivalent access lines
  in service                           41,295     36,006      14.7%




(a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

(b) Access line equivalents are derived by converting high capacity data lines to the estimated capacity of one switched access line. The conversion factors used are as follows: Basic rate ISDN=2.5 DS0s, Primary rate ISDN=24 DS0s, DS1=24 DS0s, DS3=672 DS0s, OC3=2,016 DS0s, OC12=8,064 DS0s, OC24=16,128 DS0s and OC48=32,256
     DS0s. Basic rate ISDN lines are included in our switched access line count as equaling one line.

(c) Revenues associated with digital data lines are derived from the sale of specific high-bandwidth products provisioned over transmission lines with DS0 or greater capacity. While access line equivalent counts have a directional relationship with digital and data revenues, growth rates cannot be compared on an equivalent basis.

BellSouth Corporation
Consolidated Statements of Income ($ in millions) (unaudited)

Domestic Wireless(2)

                                         Quarter Ended
                                    6/30/99   6/30/98   % Change

Operating revenues                     $799      $674      18.5%

Segment net income(1)                   $78       $74       5.4%

Total assets                         $6,452    $5,879       9.7%


                                              Six Months Ended
                                     6/30/99    6/30/98  % Change

Operating revenues                    $1,547     $1,320     17.2%

Segment net income(1)                   $138       $143     (3.5%)


Proportionate Basis(3) - Selected Financial and Operating Data

                                     Quarter Ended
                                    6/30/99   6/30/98   % Change
(amounts in millions, except
  customer data in thousands)
Wireless revenues, net(4)              $761      $662      15.0%
Net income(5)                           $78       $79      (1.3%)
Operating cash flow(7)                 $296      $279       6.1%
Operating cash flow margin(8)         38.9%     42.1%    -320bps
Customer net adds in period
 (excluding ownership changes)          186       195      (4.6%)
Average monthly revenue per
 customer(9)                            $51       $51         -


                                         Six Months Ended
                                    6/30/99    6/30/98  % Change
(amounts in millions, except
  customer data in thousands)
Wireless revenues, net(4)            $1,462     $1,312     11.4%
Net income(5)                          $141       $149     (5.4%)
Operating cash flow(7)                 $565       $546      3.5%
Operating cash flow margin(8)         38.6%      41.6%   -300bps
Customer net adds in period
 (excluding ownership changes)          399        325     22.8%
Average monthly revenue per
 customer(9)                            $50        $52     (3.8%)

                                          As of
                                    6/30/99   6/30/98   % Change

Customers                             5,155     4,529      13.8%
POPs                                 57,256    60,311      (5.1%)
Penetration rate(10)                   9.3%      9.3%         -
Property, plant and
 equipment, gross                    $4,789    $4,505       6.3%





Normalized Financial and Operating Data


During the fourth quarter of 1998, we reorganized our Los Angeles and Houston/Galveston cellular partnerships with AT&T. In the following table, we have restated the prior period financial and operating data to reflect this reorganization and provide more meaningful comparative information for existing operations.

                                        Quarter Ended
                                     6/30/99   6/30/98   % Change
(amounts in millions, except
 customer data in thousands)
Wireless revenues, net(4)               $761      $638      19.3%
Customers                              5,155     4,376      17.8%
POPs                                  57,256    58,033      (1.3%)
Penetration rate(10)                    9.3%      9.4%     -10bps


                                             Six Months Ended
                                      6/30/99    6/30/98  % Change
(amounts in millions)
Wireless revenues, net(4)              $1,462     $1,262     15.8%

BellSouth Corporation
Consolidated Statements of Income ($ in millions) (unaudited)

International Operations(2)

                                         Quarter Ended
                                       6/30/99    6/30/98   % Change

Operating revenues                        $565       $484      16.7%

Segment net income (loss)(1)(6)            $50       ($22)       N/M

Total assets                            $4,389     $4,715      (6.9%)

                                            Six Months Ended
                                       6/30/99    6/30/98  % Change

Operating revenues                      $1,126       $936     20.3%

Segment net income (loss)(1)(6)            $30       ($27)      N/M


Proportionate Basis(3) - Selected Financial and Operating Data

                                        Quarter Ended
                                      6/30/99    6/30/98   % Change
(amounts in millions, except
 customer data in thousands)
Wireless revenues, net(4)                $709       $472      50.2%
Net income (loss) (5)(6)                  $54        ($6)       N/M
Operating cash flow(7)                   $215       $123      74.8%
Operating cash flow margin(8)           30.3%      26.1%    +420bps
Customer net adds in period
 (excluding ownership changes)            424        291      45.7%
Average monthly revenue per
 customer(9)                              $51        $64     (20.3%)

                                           Six Months Ended
                                      6/30/99    6/30/98  % Change
(amounts in millions, except
 customer data in thousands)
Wireless revenues, net(4)              $1,414       $899     57.3%
Net income (loss) (5)(6)                  $46        $11       N/M
Operating cash flow(7)                   $388       $226     71.7%
Operating cash flow margin(8)           27.4%      25.1%   +230bps
Customer net adds in period
 (excluding ownership changes)            998        508     96.5%
Average monthly revenue per
 customer(9)                              $53        $65    (18.5%)


                                             As of
                                      6/30/99    6/30/98   % Change
Wireless:
   Customers                            4,475      2,390      87.2%
   POPs                               127,407    100,766      26.4%
Penetration rate(10)                     4.5%       3.0%    +150bps
Property, plant and equipment,
 gross                                 $3,260     $2,335      39.6%



Normalized Financial and Operating Data

During 1998, we sold our interest in BellSouth New Zealand. In the following table, we have excluded this operation from the prior period financial and operating data to provide more meaningful comparative information for existing operations.

                                       Quarter Ended
                                     6/30/99    6/30/98   % Change
(amounts in millions, except
 customer data in thousands)
Wireless revenues, net(4)               $709       $451      57.2%
Customers                              4,475      2,317      93.1%
POPs                                 127,407     98,361      29.5%
Penetration rate(10)                    4.5%       3.0%    +150bps

                                          Six Months Ended
                                     6/30/99    6/30/98  % Change
(amounts in millions)
Wireless revenues, net(4)             $1,414       $857     65.0%

BellSouth Corporation
Supplemental Operating Data - International Customers
and POPs by Country
(Proportionate Basis(3) in thousands)
                                           Customers
                                             As of
   Country          Brand             6/30/99     6/30/98   % Change



Argentina          Movicom                652        461      41.4%
                   Interior                 -          -          -
Brazil         BCP (Sao Paulo)            437         59        N/M
               BCP (Northeast)            103          -        N/M
Chile        BellSouth (Santiago)         262        151      73.5%
Ecuador           BellSouth               132         53     149.1%
Nicaragua         BellSouth                23         10     130.0%
Panama          BSC de Panama              34         13     161.5%
Peru           Tele2000 (Lima)            192        103      86.4%
             Tele2000 (Interior)            -          -          -
Uruguay            Movicom                 42         20     110.0%
Venezuela           Telcel              1,221        537     127.4%

     Subtotal Latin America             3,098      1,407     120.2%

Denmark            Sonofon                393        273      44.0%
Germany             e-plus                568        308      84.4%
India              SkyCell                  4          5     (20.0%)
Israel             Cellcom                412        324      27.2%
New Zealand       BellSouth                 -         73        N/M

     Subtotal Europe
      and Asia/Pacific                  1,377        983      40.1%

Total International                     4,475      2,390      87.2%

                                               POPs
                                              As of
   Country          Brand              6/30/99     6/30/98   % Change



Argentina          Movicom               8,775      8,515       3.1%
                   Interior             14,690          -        N/M
Brazil         BCP (Sao Paulo)           8,049      7,374       9.2%
               BCP (Northeast)          12,452     11,305      10.1%
Chile        BellSouth (Santiago)        7,400      7,400          -
Ecuador           BellSouth             10,996      7,462      47.4%
Nicaragua         BellSouth              2,581      2,581          -
Panama          BSC de Panama            1,135      1,135          -
Peru           Tele2000 (Lima)           5,188      4,133      25.5%
             Tele2000 (Interior)        12,600     10,037      25.5%
Uruguay            Movicom                 966        966          -
Venezuela           Telcel              18,132     13,010      39.4%

     Subtotal Latin America            102,964     73,918      39.3%

Denmark            Sonofon               2,465      2,465          -
Germany             e-plus              18,545     18,545          -
India              SkyCell               1,348      1,348          -
Israel             Cellcom               2,085      2,085          -
New Zealand       BellSouth                  -      2,405        N/M

     Subtotal Europe
      and Asia/Pacific                  24,443     26,848      (9.0%)

Total International                    127,407    100,766      26.4%

BellSouth Corporation
Consolidated Statements of Income ($ in millions) (unaudited)

Advertising and Publishing

                                     Quarter Ended
                                    6/30/99   6/30/98   % Change

Operating revenues                     $410      $392       4.6%
Segment net income(1)                   $98      $102      (3.9%)
Total assets                         $1,310    $1,117      17.3%

                                       Six Months Ended
                                   6/30/99   6/30/98   % Change

Operating revenues                    $756      $730       3.6%
Segment net income(1)                 $182      $188      (3.2%)


Selected Financial and Operating Data

                                    Quarter Ended
                                   6/30/99   6/30/98   % Change

EBITDA                                $169      $163       3.7%
EBITDA margin                        41.2%     41.6%     -40bps

                                       Six Months Ended
                                   6/30/99   6/30/98   % Change

EBITDA                                $315      $306       2.9%
EBITDA margin                        41.7%     41.9%     -20bps





Other

                                Quarter Ended
                              6/30/99 6/30/98 % Change

External revenues               $73     $26     180.8%
Intersegment revenues           $92     $53      73.6%
 Total operating revenues      $165     $79     108.9%
Segment net loss(1)            ($59)   ($31)    (90.3%)
Total assets                 $1,333  $1,301      (2.5%)

                              Six Months Ended
                               6/30/99 6/30/98  % Change

External revenues              $123     $44     179.5%
Intersegment revenues          $162    $107      51.4%
 Total operating revenues      $285    $151      88.7%
Segment net loss(1)           ($116)   ($71)    (63.4%)

BellSouth Corporation
Notes

(1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

(2) Domestic wireless and international operations financial and operating data are reported one month in arrears, except for domestic wireless customers and POPs which are presented as of quarter end.

(3) Proportionate basis financial and operating data reflect our ownership interest in the total operating results for each of our wireless properties, both domestic and international, whether or not consolidated for financial statement presentation purposes. Proportionate basis customers and POPs represent end of period customers and estimated market population, respectively, multiplied by our ownership interest in a licensee operating in that market.

(4) Wireless revenues, net includes activation fees, access, airtime, roaming (net), long distance, equipment sales, value added services and other revenue. Proportionate domestic wireless revenues have been adjusted to include the cost of equipment sold to customers.

(5) Net income (loss) represents our proportionate interest in the net income (loss) of the respective operations and does not include gains (losses) from the sale of properties or development expenses for markets prior to service initiation.

(6)  International operations' year-to-date 1999 segment net income
     (loss) and proportionate basis net income (loss) exclude $280 million in foreign exchange losses associated with the devaluation of the Brazilian Real.

(7) Operating cash flow is defined as operating income plus depreciation and amortization. While it represents our proportionate interest in the operating entities' operating cash flows, it does not necessarily represent cash available to us.

(8) Operating cash flow margin is calculated by dividing operating cash flow by wireless revenues, net.

(9) Average monthly revenue per customer is calculated by dividing average monthly revenue by average proportionate basis customers. Average monthly revenue includes activation fees, access, airtime, roaming (net), long distance and value added services.

(10) Penetration rate is calculated by dividing proportionate basis customers by proportionate basis POPs (excludes POPs in markets where service has not been initiated).